Exhibit 99.1

McEWEN MINING INITIATES DIVIDEND DISTRIBUTION

TORONTO, ONTARIO - (June 18, 2015) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is extremely pleased to announce that as part of the Company’s long-term strategy to maximize shareholder value, it will pay an annual dividend of $0.01 per share* which represents a yield of approximately 1% based on the current share price. The dividend will be paid on a semi-annual basis.

Our inaugural dividend installment of $0.005 per share* will be paid on August 17, 2015 to shareholders of record on July 31, 2015. The second semi-annual dividend installment will occur in February 2016.

The dividend policy is made possible by our improving operational performance and growing cash reserves. The philosophy behind the dividend is to pay an economic rent to our shareholders while we strive to build our asset and share value.

“This is a major milestone for McEwen Mining. We have progressed to a point where we have strong enough cash flow to pay a dividend. As the major shareowner, I will be reinvesting my dividend in our company as I believe our current share price represents excellent value!” said Rob McEwen, Chief Owner.

* Dividends will be paid to common shareholders of McEwen Mining Inc. and to holders of the exchangeable shares of its publicly traded Canadian subsidiary McEwen Mining — Minera Andes Acquisition Corp. (TSX:MAQ). The dividend has been approved by the Board of Directors and is payable from additional paid-in capital. All amounts are stated in United States Dollars.

ABOUT MCEWEN MINING (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for the S&P 500 by creating a high growth gold/silver producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest), the El Gallo 1 mine and El Gallo 2 project in Sinaloa, Mexico, the Gold Bar project in Nevada, USA, and the Los Azules copper project in San Juan, Argentina.

As of June 18, 2015 McEwen Mining has an aggregate of 300,530,174 shares of common stock outstanding and issuable upon the exchange of the exchangeable shares. Rob McEwen , Chairman and Chief Owner, owns 25% of the shares of the Company (assuming all outstanding Exchangeable Shares are exchanged for an equivalent amount of Common Shares).

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

Christina McCarthy Director of Corporate Development corporatedevelopment@mcewenmining.com		Mihaela Iancu Investor Relations info@mcewenmining.com
Tel: (647) 258-0395 ext 390		Tel: 647-258-0395 ext 320
Toll Free: (866) 441-0690

Mailing Address: 150 King Street West Suite 2800,P.O. Box 24.Toronto, Ontario, Canada M5H 1J9

Website:	mcewenmining.com
Facebook:	facebook.com/mcewenrob
Twitter:	twitter.com/mcewenmining